UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

PQ Group Holdings Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

300 Lindenwood Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(610) 651-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PQG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2021 (the “Closing Date”), PQ Corporation (“PQ Corp.”), Ecovyst Catalyst Technologies LLC (“Ecovyst”) and Eco Services Operations Corp. (Eco Services, and together with PQ Corp. and Ecovyst, collectively, the “Borrowers”), each an indirect, wholly owned subsidiary of PQ Group Holdings Inc. (“PQ Group Holdings”), entered into a New Term Loan Credit Agreement among the Borrowers, CPQ Midco I Corporation, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (the “2021 Term Loan Agent”), and the lenders from time to time party thereto (the “2021 Term Loan Agreement”), which provided for a new $900.0 million term loan facility (the “2021 Term Loan Facility”).

Borrowings under the 2021 Term Loan Facility, together with cash on hand, were used to repay (1) all of PQ Corp.’s and Eco Services’ obligations under their New Term Loan Credit Agreement, dated as of July 22, 2020 (the “2020 Term Loan Facility”) and (2) a portion of PQ Corp.’s obligations under its Amended and Restated Term Loan Credit Agreement, dated May 4, 2016 (the “2016 Term Loan Facility”), and to pay related fees and expenses.

On the Closing Date, PQ Corp. also entered into a third amendment agreement (the “ABL Amendment”) among PQ Corp., CPQ Midco I Corporation, the Canadian borrowers party thereto, the European borrowers party thereto, the guarantors party thereto, the replacement lenders party thereto and Citibank, N.A., as administrative agent and collateral agent (the “ABL Agent”), which amends that certain ABL Credit Agreement, dated as of May 4, 2016, by and among PQ Corp., CPQ Midco I Corporation, the Canadian borrowers party thereto, the European borrowers party thereto, the ABL Agent and the lenders party thereto from time to time (the “ABL Credit Agreement” and, as amended by the ABL Amendment, the “Amended ABL Credit Agreement”).

2021 Term Loan Facility - Interest Rate

Borrowings under the 2021 Term Loan Facility bear interest at a rate per annum equal to, at the Borrowers’ option, (1) a margin of 2.75% plus a LIBOR rate (subject to a floor of 0.50%) determined by reference to the cost of funds for U.S. dollar deposits, as adjusted for certain statutory reserve requirements (or, if no interbank rate that is broadly accepted by the syndicated loan market exists, a successor or alternative index rate as the 2021 Term Loan Agent and the Borrowers may determine with the consent of the required lenders under the 2021 Term Loan Facility) or (2) a margin of 1.75% plus a base rate determined by reference to the highest of (A) the federal funds effective rate in effect on such day, plus 0.50%, (B) the one-month LIBOR rate determined by reference to the cost of funds for U.S. dollar deposits, plus 1.00%, (C) the prime commercial lending rate publicly announced by the 2021 Term Loan Agent as the “prime rate” in effect and (D) 1.50%. The applicable margins for LIBOR rate and base rate borrowings are each subject to a reduction to 2.50% and 1.50%, respectively, if the Borrowers’ first lien net leverage ratio is less than or equal to 3.40:1.00.

2021 Term Loan Facility - Mandatory Prepayments

The 2021 Term Loan Facility requires the Borrowers to prepay, subject to certain exceptions, outstanding term loans with:

•

100% of the net cash proceeds of any incurrence of debt, other than the net cash proceeds of certain debt permitted under the 2021 Term Loan Facility, subject to reduction to reflect a pro rata split between the 2016 Term Loan Facility and the 2021 Term Loan Facility based on aggregate outstanding principal amounts thereof at the time of receipt of the net cash proceeds, and certain exceptions;

•

100% of the net cash proceeds above a threshold amount of certain asset sales, subject to (1) step-downs to (x) 50% if (i) prior to the previously announced divestiture by PQ Group Holdings’ of its Performance Chemicals business (the “Performance Chemicals Sale”), the Borrowers’ first lien net leverage ratio is less than or equal to 3.50:1.00 and greater than 3.00:1.00 and (ii) following the Performance Chemicals Sale, the Borrowers’ first lien net leverage ratio is less than or equal to 4.00:1.00 and greater than 3.50:1.00 and (y) 0% if (i) prior to the Performance Chemicals Sale, the Borrowers’ first lien net leverage ratio is less than or equal to 3.00:1.00 and (ii) following the Performance Chemicals Sale, the Borrowers’ first lien net leverage ratio is less than or equal to 3.50:1.00, (2) reinvestment rights, and (3) reduction to reflect a pro rata split between the Existing Term Loan Facility and the 2021 Term Loan Facility based on aggregate outstanding principal amounts thereof at the time of receipt of the net cash proceeds, and certain exceptions; and

•

50% of the Borrowers’ annual excess cash flow, subject to step-downs to (x) 25% if (i) prior to the Performance Chemicals Sale), the Borrowers’ first lien net leverage ratio is less than or equal to 3.50:1.00 and greater than 3.00:1.00 and (ii) following the Performance Chemicals Sale, the Borrowers’ first lien net leverage ratio is less than or equal to 4.00:1.00 and greater than 3.50:1.00 and (y) 0% if (i) prior to the Performance Chemicals Sale, the Borrowers’ first lien net leverage ratio is less than or equal to 3.00:1.00 and (ii) following the Performance Chemicals Sale, the Borrowers’ first lien net leverage ratio is less than or equal to 3.50:1.00, and, in each case, only to the extent that lenders under the Existing Term Loan Facility decline their portion of the applicable excess cash flow prepayment under the Existing Term Loan Facility, and in no event to exceed an amount that would reflect a pro rata split between the 2016 Term Loan Facility and the 2021 Term Loan Facility based on aggregate outstanding principal amounts thereof at the time such excess cash flow prepayment is made, and certain other exceptions.

2021 Term Loan Facility - Voluntary Prepayments

Voluntary prepayments of the 2021 Term Loan Facility in connection with a repricing transaction on or prior to six months after the Closing Date will be subject to a call premium of 1.00%. Otherwise, the 2021 Term Loan Facility may be voluntarily prepaid at any time without premium or penalty.

2021 Term Loan Facility - Amortization and Final Maturity

The New Term Loan Facility requires scheduled quarterly amortization payments equal to 0.25% of the original principal amount of the 2021 Term Loan Facility, with the balance of the New Term Loan Facility to be paid on June 9, 2028.

2021 Term Loan Facility - Guarantees and Security

All obligations under the 2021 Term Loan Facility are unconditionally guaranteed jointly and severally on a senior basis by (1) prior to the Performance Chemicals Sale, CPQ Midco I Corporation, an indirect, wholly owned subsidiary of PQ Group Holdings, (2) after the Performance Chemicals Sale, Ecovyst Midco II Inc. (“Ecovyst Midco”), which will be an indirect, wholly owned subsidiary of PQ Group Holdings, and (3) certain of PQ Corporation’s existing and future direct and indirect wholly owned domestic subsidiaries.

All obligations under the 2021 Term Loan Facility are secured, subject to certain exceptions, by substantially all of the assets of the Borrowers and the assets of the guarantors.

2021 Term Loan Facility - Certain Covenants and Events of Default

The 2021 Term Loan Facility contains a number of restrictive covenants that, among other things and subject to certain exceptions, restrict the ability of the Borrowers and the ability of their subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on capital stock or redeem, repurchase or retire capital stock;

•	make investments, acquisitions, loans and advances;

•	create negative pledges or restrictions on the payment of dividends or payment of other amounts owed from subsidiaries;

•	engage in transactions with affiliates;

•	sell, transfer or otherwise dispose of assets, including capital stock of subsidiaries;

•	materially alter the conduct of the business;

•	modify certain material documents;

•	change the fiscal year;

•	consolidate, merger, liquidate or dissolve;

•	incur liens; and

•	make prepayments of subordinated or junior debt.

CPQ Midco I Corporation (prior to the Performance Chemicals Sale) and Ecovyst Midco (following the Performance Chemicals Sale) are subject to a “passive holding company” covenant under the 2021 Term Loan Facility.

The 2021 Term Loan Facility also contains certain customary representations and warranties, affirmative covenants and reporting obligations. In addition, the lenders under the 2021 Term Loan Facility are permitted to accelerate the loans or exercise other specified remedies available to secured creditors upon the occurrence of certain events of default, subject to certain grace periods and exceptions, which include, among others, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain material indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, as amended, material judgments and changes of control.

The foregoing summary of the 2021 Term Loan Facility is subject to, and qualified in its entirety by, the full text of the 2021 Term Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amended ABL Credit Agreement - Commitment Amounts and Maturity Date

The ABL Amendment amended the ABL Credit Agreement to, among other things, following the Performance Chemicals Sale, (1) decrease the aggregate amount of revolving loan commitments available to the borrowers by an aggregate amount of $150.0 million to $100.0 million, consisting of $90.0 million in U.S. commitments and $10.0 million in European commitments and (2) extend the maturity date with respect to borrowings under the Amended ABL Credit Agreement by over one year to June 9, 2026 (subject to acceleration under certain circumstances).

The foregoing description of the ABL Amendment is subject to, and qualified in its entirety by, the full text of the ABL Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, PQ Corporation repaid in full all of PQ Corp.’s and Eco Services’ obligations under the 2020 Term Loan Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of June 9, 2021 among CPQ Midco I Corporation, PQ Corporation, Ecovyst Catalyst Technologies LLC, Eco Services Operations Corp., Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders from time to time party thereto, with Citibank, N.A., Credit Suisse Loan Funding LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, KeyBanc Capital Markets Inc. and Truist Securities, Inc., as Joint Lead Arrangers and Joint Bookrunners

10.2	Third Amendment Agreement, dated as of June 9, 2021, to the ABL Credit Agreement, dated as of May 4, 2016, by and among PQ Corporation, CPQ Midco I Corporation, the Canadian Borrowers from time to time party thereto, the European Borrowers from time to time party thereto, the Lenders from time to time party thereto and Citibank, N.A., as Administrative Agent and Issuing Bank, with Citigroup Global Markets Inc., Credit Suisse Loan Funding LLC, Bank of America, N.A., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, KeyBanc Capital Markets Inc. and Truist Securities, Inc., as Joint Lead Arrangers and Joint Bookrunners

104	The cover page from this Current Report on Form 8-K of PQ Group Holdings Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2021	PQ Group Holdings Inc.

	By:	/s/ Michael Crews
Executive Vice President and Chief Financial Officer